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                                                                   Exhibit 10.11

                                 LEASE AGREEMENT

      Intending to be legally bound, this Agreement made the 6th day of March, 1997, by and Deneret Associates Limited Partnership or its assigns (hereinafter call "Landlord") and Jazz Photo Corp. (hereinafter called "Tenant").

      1. TERM, MINIMUM RENTAL. Landlord hereby demises and lets unto Tenant all that certain office and warehouse space comprised of approximately 23,100 square feet, in the building known as 600 Blair Road, Carteret, New Jersey to be used and occupied only as a lawful and proper office, warehouse and shipment facility for Tenant's business for the term of Sixty (60) months commencing on the 1st day of April, 1997, and terminating on the 31st day of March, 2002. The initial annual minimum rental shall be in the amount of One Hundred Three Thousand Nine Hundred Fifty and 00/XX Dollars ($103,950.00) which the Tenant covenants to pay, without any previous demand therefore, in equal monthly payments of Eight Thousand Six Hundred Sixty-Two and 50/XX Dollars ($8,662.50) on the first day of each month commencing the 1st day of June, 1997, payable to the offices of Landlord specified in this Lease, or as may be designated by the Landlord. The first month's rental obligation shall be tendered upon the signing of this Lease Agreement. If the term of this lease commences after the 1st day of the calendar month, the aforesaid first installment shall include the portion due for the first partial month as well as the succeeding month. Tenant is also responsible for any other obligation that may be due under this Lease or as specified in
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Addenda attached hereto. Landlord is responsible for and timely completion in a workmanlike manner of all work as set forth in Exhibit A attached hereto as well as the space plan dated ____________ ____. Occupancy shall commence when the premises are delivered to Tenant in broom clean condition with such work substantially completed as evidenced by a Certificate of Occupancy issued by the local municipality. Any finishing work shall be completed within 15 days or Tenant may complete such work and set off the reasonable costs thereof against rent payments. Landlord and Tenant shall jointly inspect the Premises immediately prior to Tenant taking possession and shall sign off on a jointly prepared list setting forth both any pre-existing conditions which a) Landlord is to repair or b) permit Landlord a set-off against the security, if caused by Tenant might otherwise require repair by Tenant. The premises shall be delivered to Tenant by March l5, 1997 and if delivered later, then the rent shall commence being paid one day later for each day of delay in the delivery of possession of the premises to Tenant.

      2. SECURITY DEPOSIT. The Tenant shall pay a security deposit of Eight Thousand Six Hundred Sixty-Two and 50/XX Dollars ($8,662.50), to the Landlord as additional rent when the Tenant signs this Lease Agreement. The Landlord shall keep the security deposit with its general funds until the end of the Term. The Tenant shall not apply the term security deposit to any base rent or additional rent during the Term. Within thirty (30) days after the end of the Term, the Landlord shall return the security deposit


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to the Tenant, without any interest excluding any amount applied to any base rent or additional rent with is outstanding at that time. The said deposit is not to be considered as the last monthly rent due under the lease. Prior to when the Tenant moves out, upon notice from Tenant, Landlord agrees to inspect the Premises and within five days provide an itemized statement of any damages to the Premises for which Landlord believes it is entitled to a set off against the deposit. Similarly, the Landlord will inspect the Premises within fifteen business days after the move out by Tenant and at that time will provide an itemized statement of any additional damages to the Premises for which it intends to apply a set off against the security deposit.

      3. LICENSES, PERMITS, ETC. Prior to Tenant taking possession Landlord shall provide a Certificate of Occupancy and represents that subject to any additional requirements which result from Tenant's specific use of the Premises, the use of the space as a warehouse and distribution facility is in compliance with the Certificate of Occupancy and all applicable zoning regulations and other governmental requirements. Tenant shall be solely responsible for obtaining all special licenses or permits which relate to its specific use of the premises and which may be required in addition to the Certificate of Occupancy, by any governmental agency or authority in order for Tenant to continue to lawfully conduct its business, which Tenant shall obtain at its sole cost and expense. Landlord shall obtain such licenses permits


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and approvals at its expense which may be required with regard to capital improvements, structural repairs and other work to be done by Landlord whether pursuant to the terms of this Lease or as a result of governmental requirements imposed during the term of this lease. If the Landlord is required by law to make capital improvements to the Premises which exceed out-of-pocket costs of $50,000 in order for Tenant to continue its business from the Premises, Landlord may terminate this lease (unless Tenant agrees to pay such excess) and the lease shall terminate 90 days after such notice and the party shall have no further rights one against the other. A change in the use of other space in the building which results in Landlord being required to make capital improvements to the Premises costing in excess of $50,000 shall not trigger Landlord's right to terminate this Lease.

      4. INABILITY TO GIVE POSSESSION. If Landlord is unable to give Tenant possession of the demised premises as herein provided, by reason of the holding over of a previous occupant or by any other reasonable cause, Landlord shall not be liable in damages to Tenant therefore, and during the period that Landlord is unable to give possession, all rights and remedies of both parties hereunder shall be suspended. This suspension shall not go into effect, and Tenant shall commence paying rent on the above referenced date, if Landlord is unable to commence interior construction immediately upon the signing of this Lease due to failure of Tenant to approve, in writing, construction specifications or particulars.


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Notwithstanding anything contained herein to the contrary, if Tenant is not given possession of the Premises by April 31, 1997, this lease shall be void.

      5. AFFIRMATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will without demand:

            (a) Pay the rent and all other charges herein reserved as rent on the days and times that the same are made payable without fail, and without setoff, deduction or counter-claim. Upon written notice from Landlord and the failure of Tenant to pay within ten business days thereafter. Tenant shall pay a late charge at the rate of five (5%) percent on each dollar of rent, or any other sum collectible as rent under this lease. If Landlord shall at any time or times accept said rent or rent charges after the same shall have become due and payable, such acceptance shall not excuse delay, upon subsequent occasions, or constitute, or be construed as a waiver of any of the Landlord's rights. Tenant agrees that any charge or payment herein reserved, included or agreed to be treated or collected as rent may be proceeded for and recovered by Landlord in the same manner as rent due and in arrears.

            (b) Comply with all requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to


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Tenant on its use of the demised premises, and save Landlord harmless from all penalties, fines, costs or damages resulting from Tenant's failure to do so. Expenditures for capital or structural improvements required to operate the Premises as a warehousing and distribution operation shall be the expense of Landlord.

            (c) Comply with the reasonable rules and regulations from time to time made by Landlord for the safety, care, upkeep and cleanliness of the demised premises and the building and appurtenances of which it is a part. Tenant agrees that such rules and regulations shall, when written notice thereof is given to Tenant, form a part of this lease. Such rules shall not unduly impair Tenant's use of the space as contemplated in this lease and shall be consistent with rules for comparable space in comparable buildings in the State of New Jersey and shall not be applied in a discriminatory manner.

            (d) Keep the demised premises in good order and condition, ordinary wear and tear excepted, and upon termination of this lease to deliver up to Landlord the demised premises in the same condition as Tenant has herein agreed to keep them.

            (e) Keep nothing which is dangerous or explosive or which might increase the risk or fire or other casualty at the Premises.


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            (f) Comply with all reasonable requirements of the Landlord's property casualty insurance carrier.

            (g) Keep all trash within covered dumpsters or containers.

            (h) Keep the walkways, which surround and serve the demised premises, free of snow and ice.

            (i) Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the demised premises within twenty-four (24) hours of occurrence thereof.

            (j) Peaceably deliver up and surrender possession of the demised premises to Landlord at the expiration or sooner termination of this lease and promptly deliver to Landlord at its office all keys for the demised premises.

            (k) Conduct its business in the Premises during such hours as it seems fit and use the Premises without disturbing the "possession" or quiet enjoyment of any other Tenant.

            (1) Park its cars and cause its employees to park their cars only in those portions of the parking area as may be designated for Tenant by Landlord. Tenant shall be allocated 30 spaces as shown on Exhibit C attached hereto.


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            (m) Tenant to maintain existing window coverings, or install, at its own expense and with the written approval of Landlord, window coverings consistent with the decor of the facility.

      6. OCCUPANCY AND ASSIGNMENT. Tenants shall not occupy or permit to be occupied the demised premises or any part thereof, other than as hereinbefore specified, nor shall Tenant assign, mortgage or pledge this lease, or underlet or sublet the demised premises, or any part thereof, without the written consent of Landlord. Notwithstanding anything to the contrary contained herein, commencing on the first day of the thirty-sixth month of this Lease, Tenant shall have the right to sublet the Premises upon written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

      7. NEGATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will do none of the following without the written consent of Landlord:

            (a) Place or allow to be placed upon the demised premises or on the inside or outside of the building of which the demised premises are a part any sign, projection, device, or window covering. In case of the breach of this covenant (in addition to all other remedies given to Landlord hereunder) Landlord shall have


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the right of removing such sign, projection, device, or window covering and restoring the premises to their former condition. Subject to applicable law, Tenant will be permitted to have a free standing sign on the main road approximately 4' x 5'. Tenant shall be responsible for obtaining any required sign permits.

            (b) Make any alterations, improvements, or additions (hereinafter called AIA) to the demised premises except with the approval of the Landlord which shall not be unreasonably withheld or delayed. All AIA or fixtures whether installed before or after the execution of this lease, which shall remain upon the premises at the expiration or upon termination of this lease shall become the property of Landlord. Landlord shall reserve the right to request, at any time, that the Tenant, at his own expense, remove any AIA installed without the Landlord's written approval. With regard to AIA installed after Tenant takes possession, Tenant agrees that it will remove such AIA if so requested in writing by Landlord prior to surrender of the Premises.

            (c) Use, operate or maintain any machinery, equipment or fixture that, in Landlord's reasonable opinion, is harmful to the building and appurtenances of which the demised premises is a part or is unreasonably disturbing to the other tenants occupying any other part thereof.

            (d) Place any weights in any portion of the demised


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premises beyond the safe carrying capacity of the building of which the demised premises is a part.

            (e) Do, cause or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk at than the date of execution of this lease. In case of a breach of this covenant (in addition to all other remedies herein given to Landlord) Tenant agrees to pay Landlord as additional rent any and all increase or increases of premiums on Insurance reasonably carried by Landlord on the demised premises, or on the building and appurtenant land of which the demised premises may be a part, resulting from such breach.

            (f) Store any vehicle for a period of 24 hours or longer on premises or use loading dock(s) or loading area for truck or trailer storage, except along the rear wall of the demised premises or in the parking spaces designated for Tenant herein.

            (g) Remove, attempt to remove or manifest an intention to remove Tenant's goods or property from or out of the demised premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Landlord for all


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rent, costs and attorneys fees which may become due during the entire term of this lease, in addition to all sums denominated as additional rent under this lease. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to remove its goods from the demised premises if it is current on its rental payments and it provides Landlord six (6) months prior written notice of its intention to move its goods out of the demised premises and its intention sublet the demised in accordance with the terms and conditions contained elsewhere in this Lease Agreement.

            (h) Shall not permit the demised to be used or occupied in a congested manner. The number of people that shall use or occupy the demised premises shall be reasonable for the size of the demised premises taking into consideration the safety of the occupants, the burden that an unreasonable number of occupants will place upon the electricity, heating and air conditioning equipment, the congestion that would result in the common facilities of said building and its appurtenances such as hallway, washrooms, parking lot, etc. If in Landlord's opinion the demised premises are being used or occupied by more people than is reasonable, Tenant agrees to reduce the number thereof upon written demand of Landlord to the number that Landlord determines to be reasonable for the demised premises. Notwithstanding the foregoing, Tenant's occupancy of the space by no more than 25 persons at any one time shall not be deemed to violate this provision.


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      8. LANDLORD'S RIGHT TO ENTER. Tenant shall permit Landlord, Landlord's agents, employees or any other person(s) authorized by Landlord, during the normal work day, on reasonable notice to inspect the demised premises, and if Landlord shall so elect, for the purpose of making reasonable alterations, improvements or repairs to the building of which the demised premises are a part, or for any reasonable purpose in connection with the operation and maintenance of the building. Landlord shall have sole liability for injuries to any such persons authorized or directed to enter the Premises in accordance with the foregoing. Landlord shall make any reasonable alterations, improvements or repairs in an expeditious manner so as to minimize the negative impact on the operations of Tenant's business. All such alterations, improvements or repairs shall only be made after advance consultation with Tenant and shall be scheduled to minimize their negative impact on Tenant's business. Where such alterations, improvements or repairs will have a substantial adverse impact on Tenant's business, Landlord agrees to make such alterations, improvements or repairs when possible at a time other than during normal business hours.

      9. RELEASE OF LANDLORD. Tenant shall be responsible for any and all liability by reason of any injury, loss, damage to any person or property in the demised Premises caused by it, its officers, employees, agents and invitees, whether the same be due to fire, breakage, leakage, water flow, gas, use, misuse, or


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defects therein, or condition anywhere in the demised premises, failure of water supply or light or power or electricity, wind, lightning, storm or any other cause whatsoever, whether the loss, injury or damage be to the person or property of Tenant or any other persons.

            Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners or agents of Landlord with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Property in which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord. This exculpation of personal liability of Landlord, its partner and agents is absolute and without any exception whatsoever.

      10. FIRE OR OTHER CASUALTY.

            (a) If during the term of this lease or any renewal or extension thereof, the demised premises or the building of which the demised premises is a part is totally destroyed or is so damaged by fire or other casualty that the same cannot be repaired or restored within ninety (90) regular working days from the date of the happening, then this lease shall absolutely cease and terminate and the rent shall abate for the balance of the term. In


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such case, Tenant shall pay the rent apportioned to the date of damage and
Landlord may enter upon and repossess the demised premises upon notice.

            (b) If the damage caused by fire or other casualty can be repaired or restored within ninety (90) regular working days and said damage and the cost of repairs and restoration are fully covered by the Landlord's insurance, Landlord may exercise either of the following options by giving written notice to the Tenant within 20 days.

                  (1) Landlord shall have the option to restore the premises. The rent shall be apportioned based on the percentage of the Tenant's normal business operations which may be effectively continued on the Premises during the time Landlord is in possession: if a dispute arises as to the amount of rent due under this clause, Tenant agrees to pay the full amount claimed by Landlord and Tenant shall have the right to proceed by law to recover the excess payment, if any.

                  (2) Landlord shall have the option to terminate this lease by giving written notice of such termination to Tenant within 20 days and upon the giving of such notice, the lease shall expire by lapse of time after thirty (30) days and the Tenant shall vacate the demised premises.


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            (c) If the damage caused by fire or other casualty is only slight,
Landlord shall repair whatever portion, if any, of the demised premises that may have been damaged by fire or other casualty and the rent accrued or accruing shall not be apportioned or suspended except to the extent that Tenant's ability to operate its business is impaired.

            (d) If said damage by fire or other casualty was caused by the negligence of Tenant or his agents, employees or invitees, Tenant shall not be entitled to any abatement or apportionment of the rent under 10(c).

      11. INSURANCE.

            (a) Tenant shall obtain at its own expense and cost: (a) insurance on its own business personal property and Landlord is not responsible for damage to tenant's business personal property except as otherwise provided for in this lease, (b) commercial general liability insurance in the amount of not less than Two (2) Million Dollars.

            (b) The commercial general liability insurance policy shall: (a) name Landlord as additional insured, (b) contain a provision stating that the insurer shall notify the Landlord at least thirty (30) days before the effective date of any modification or termination of the insurance policy that effects


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the Landlord, (c) contain a provision for damage insurance in the amount of no less than Five Hundred Thousand Dollars ($500,000), and (d) contain a contractual liability endorsement.

            (c) The insurance policy shall be issued by an insurance company authorized to do business in the State of New Jersey. By the beginning of the term, and from time to time thereafter when the insurance policy is renewed or replaced, the Tenant shall provide the Landlord with Certificate of Insurance which states that the Landlord is an additional insured party and that the insurance policy in effect is in compliance with the terms of this clause.

            (d) Landlord hereby represents to the Tenant and Tenant hereby represents to Landlord that each now has the right to waive and hereby does waive the subrogation rights of any insurer that presently provides property damage coverage on the building and/or the demised premises and/or the land upon which the building is constructed.

      12. SERVICES. The following services and facilities shall be supplied by Landlord to Tenant in connection with Tenant's use of the demised premises Landlord represents and covenants that each such service is and when Tenant take possession and shall be in good working order:


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            (a) Heat and air conditioning equipment and facilities with separate controls for the premises. All utilities for which Tenant is charged based on usage shall be separately metered with meters installed at Landlord's expense. Water and sewage in connection with toilet facilities shall also be provided.

            (b) Electric and gas service for HVAC, lighting, power to operate business equipment, and meters for the measurement of tenant electric and gas usage. Tenant shall pay utility company directly for such usage.

            (c) Unless Landlord is the direct cause, Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in said rent for any failure to supply any of said services and facilities that Landlord has agreed to supply hereunder during such period as the services and facilities are out of order, undergoing repair or if Landlord is prevented from providing said service or facility by reason of labor disorders, strikes, accidents or other causes beyond Landlord's control. If, in its reasonable discretion, Landlord interrupts any of said services in order to make repairs, alterations, or improvements or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may do so for the period that Landlord deems expedient and advisable without any abatement in rent or other liability to Tenant. Landlord will provide Tenant with as much notice as possible about any potential interruption. To the


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extent possible, Landlord shall attempt to make repairs to essential services at a time other than during normal business hours if such repairs will materially interfere with the operation of Tenant's business and shall make repairs on an emergency basis if such repairs are necessary for the operation of Tenant's business.

      13. REPAIRS AND MAINTENANCE.

            (a) The Tenants obligations for repairs as provided in Paragraph (b) of this article shall include, without limitation, repairs or replacements related to the following part of the Premises: (1) water, plumbing, sewer, and sprinkler systems, (2) electric, gas, lighting, and HVAC systems, (3) windows and frames, (4) doors and frames, (5) loading dock bumpers and seals, (6) party, demising, and interior partitions unless such repairs are required as a result of latent or other defects existing at the time of the commencement of this Lease or result from the activities of Landlord or other Tenants in which can such prompt repair shall be the responsibility of the Landlord.

            (b) Except as specifically otherwise provided in Paragraph (c) and
(d) of this Article, Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain the demised premises in good order and condition, free of accumulation of dirt and rubbish, and except for structural items


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and other items listed in (c) and (d) shall promptly make all repairs, replacements and renewals necessary to keep and maintain such good order and condition, whether such repairs, replacements and renewals are interior or exterior unless such repairs are required as a result of latent or other defects existing at the time of the commencement of this Lease or result from the activities of Landlord or other Tenants. Tenants shall not use or permit the use of any portion of the Property for outdoor storage of any kind. All repairs, replacements and renewals made by Tenant shall utilize materials and equipment which are as good or better in quality and usefulness to those originally used in constructing the building and the Premises. Tenant shall maintain all HVAC systems appurtenant to the demised premises using a service firm(s) acceptable to Landlord (which approval shall not be unreasonably withheld or delayed), which shall be hired to provide service and maintenance in accordance with the manufacturer's recommendations and shall provide a copy of the contact to Landlord.

            (c) Landlord, throughout the term of this lease and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises, unless such repairs are caused by the negligent acts of Tenant, its agents, employees, vendors, invitees or licensees: provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair.


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            (d) Landlord, throughout the term of this lease, shall make all necessary repairs to the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements on the Property (collectively "Items"); provided, however, that the Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Tenant shall pay its proportionate share of the cost of all repairs to be performed by Landlord pursuant to this Paragraph (d) as additional rent as provided for in operating Expense Addendum. When replacement of the roof or walls of the Building becomes necessary, Landlord shall perform such work at its own cost and expense. Notwithstanding anything to the contrary contained herein, any such repairs performed by the Landlord as a result of extraordinary use of the aforesaid Items by the Landlord or other Tenants which result in the need for repairs, shall not be charged back to the Tenant. Repairs which are intended to upgrade or otherwise improve the quality of the aforesaid Items shall not be charged back to Tenant unless requested by Tenant.

            (e) Landlord shall keep and maintain all common areas of the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay


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its proportionate share of the cost of all work to be performed by Landlord pursuant to this Paragraph (e) as provided for in the Operating Expense Addendum. The costs for the above work shall be charged at competitive rates.

      14. DEFAULT The following shall constitute events of default under this
Lease:

                  (1) failure to pay when due any installment of Rent or any other sum required to be paid by Tenant under this Lease (all such sums being deemed rent) when and as the same shall become due and payable, or any part of any of them, which failure shall continue for a period of ten (10) days or more;

                  (2) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof to Tenant, provided, however, if the default complained of in the notice is of such nature that it could not reasonably be cured within thirty (30) days, then there shall be no default so long as Tenant (i) commences cure within thirty (30) days after the notice, (ii) pursues the cure with all due diligence, and (iii) completes the cure within no more than ninety (90) days after the notice (except if the default is of a kind that is not susceptible of being cured within such 90 day period, then the cure period shall be extended to allow a reasonable period of time for cure of that default to be complete);

                  (3) if this Lease shall be assigned, sublet, pass to


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or devolve upon one other than the Tenant, except as permitted in Paragraph 6;
or

                  (4) the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors which petition, if filed against Tenant, shall not be dismissed within ninety (90) days; the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the underlying proceeding is not dismissed within ninety
(90) days after the commencement thereof, the admission by Tenant of its insolvency, making of a general assignment for the benefit of creditors.

      15. Landlord's Remedies

            a. Upon the occurrence of an event of default, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

                  1. Landlord may give Tenant a notice (the "Termination Notice") of its election to terminate this Lease specifying a date not less than ten (10) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing, or the election of any other rights and remedies of Landlord under this Lease or at law: (i) Tenant


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shall remain liable for damages as hereinafter set forth, and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same as heretofore provided.

                  2. Regardless of whether Landlord relets the Demised Premises, or enters or re-enters the same, whether by summary proceedings, termination or otherwise, Tenant will pay Landlord, and be liable to Landlord for the full amount of all Rent and other charges then due or thereafter to become due to Landlord hereunder less any sums collected by Landlord during the remaining term of this Lease; said amount shall be paid by Tenant to Landlord on the days originally fixed herein for payment thereof;

                  3. If Tenant shall fail to pay any taxes or make any other payment required to be made under this lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, without being under any obligation to do so, and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to

Landlord, on demand, the amount of all sums so paid and all expenses so incurred by Landlord, together with interest, at the rate set forth in subparagraph 15(b)
(4) below, on such sums and expenses from the date incurred until payment in full;

                  4. Interest on any sums due to Landlord from Tenant under this Lease shall accrue from the date such sums became due and payable, at a variable rate equal to two (2) percentage points above the prime interest rate as set daily by Chase Manhattan Bank, N.Y.C., N.Y.

            b. Tenant shall be liable for any and all reasonable attorney's fees which Landlord may incur as a result of enforcing or protecting its rights in a litigation against Tenant under this Lease provided the Landlord is more successful than not with regard to all claims in dispute.

      16. RIGHT OF ASSIGNEE OF LANDLORD. The right to enforce all of the provisions of this lease may be exercised by any assignee of the Landlord's right, title and interest in this lease in its, his, her or their own name, and Tenant hereby expressly waives the requirements of any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed. Notwithstanding the foregoing, in the event of transfer of title of the building of which the Premises are a part the transferee shall be bound by the terms of this Lease.

      17. REMEDIES CUMULATIVE. All of the remedies hereinbefore given to Landlord and all rights and remedies given to Landlord by law and equity shall be cumulative and concurrent. No termination of this Lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time or which, under the terms hereof, would in the future become due, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

      18. ATTORNMENT. In the event of the sale or assignment of Landlord's interest in the building of which the demised premises is a part or in the event of exercise of the power of sale under any mortgage made by Landlord covering the building of which the demised premises is a part, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under lease.

      19. SUBORDINATION, ETC. At the option of Landlord or Landlord's permanent lender, or both of them, this lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any mortgage, deed or deeds of trust, or such other security instrument or instruments, including all renewals, extensions, consolidations, assignments and refinances of the same, as well as all advances made upon the security thereof, which now or hereafter become liens upon the landlord's fee and/or leasehold interest in the demised premises, and/or any and all of the buildings now and hereafter erected or at be erected and/or any and all of the land comprising the Property, provided, however, that in each such case, the holder of such other security, the trustee of such deed of trust or holder of such other security instrument shall agree that this lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed or trust, or other instrument or other obligations secured thereby, so long as the Tenant shall not be in default under the terms of this lease; and Tenant agrees that this lease shall remain in full force and effect notwithstanding any such default proceedings.

      20. EXECUTION OF DOCUMENTS. The above subordination shall be self executing, but Tenant agrees upon demand to execute such other document or documents as may be required by a mortgagee, trustee under any deed of trust, or holder of similar security interest or any party to the types of documents enumerated herein for the purpose of subordinating this lease in accordance with the foregoing.

      21. ESTOPPEL AGREEMENTS. Tenant shall within five business days of the request execute an estoppel agreement in favor of any mortgagee or purchaser of Landlord's interest herein, if requested to do so by Landlord or any mortgagee provided such estoppel agreement shall be in standard form.

      22. LITIGATION INVOLVING LANDLORD AND AGENT. In the event that Landlord or its Agent shall without fault on its part be made a party to any litigation commenced by or against Tenant, then, and to such extent Tenant shall protect and hold Landlord and Agent harmless from and against any liability arising therefrom, and shall pay all of Landlord's reasonable costs, expenses and attorney's fees. In the event the Tenant or its Agent shall without fault on its part be made a party to any litigation commenced by or against Landlord, then, and to such extent Landlord shall protect and hold Tenant and its Agent harmless from and against any liability arising therefrom, and shall pay all of Tenant's reasonable costs, expenses and attorney's fees.

      23. CONDEMNATION. If the whole of the premises shall be acquired or condemned by eminent domain, then the term of this lease shall cease and terminate as of the date on which possession of the premises is required to be surrendered to the condemning authority. All rent shall be paid up to the date of termination.

      24. NOTICES. All notices required to be given by either party to the other shall be in writing. All such notices shall be deemed to have been properly given if served personally or if sent United States certified mail, postage prepaid, addressed to Landlord at 171 Route 173, Suite 201, Asbury, New Jersey 08802 and addressed to Tenant at the demised premises or to such other address which either party may designate hereafter in writing and, if mailed, shall be deemed effective three business days after mailing.

      25. RETURN OF PREMISES. By the end of the Term, or upon rightful termination of this Lease, the Tenant, at its own expense, shall return the Premises to the Landlord in the same condition as at the beginning of the Term, excluding normal wear and tear. The Tenant shall perform all acts necessary to comply with the terms of this clause, including, without limitation: (a) removing all of the Tenant's property, including all of the Tenant's signs, (b) removing all rack bolts and restoring all affected surfaces, (c) removing all trash, and (d) leaving the Premises in broom clean condition. The tenant shall notify the Landlord two (2) weeks in advance of the termination of any utility service.

If the Tenant leaves any of the Tenant's property at the Premises after the end of the Term or after the rightful termination of this Lease, then such property shall be deemed to be abandoned. The Landlord may keep and use the Tenant's abandoned property or may sell, store, or dispose of that property, in which case the costs related hereto shall be payable as additional rent.

      26. BINDING EFFECT. All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties.

      27. QUIET ENJOYMENT. Provided Tenant is in compliance with the terms of this Lease and its obligations thereunder, Landlord covenants that Tenant shall have quiet enjoyment of the Premises during the term of this Lease.

      28. MECHANICS' LIEN. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the demised premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic's laborer's or materialmen's lien upon the Premises the Property or the lot. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within forty-five (45) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense.

      29. SEVERABLE TERMS. If any provision in this Lease is contrary to any law, declared unenforceable or unconstitutional, then the rest of this Lease shall remain in effect.

      30. Environmental Compliance. Tenant's obligation to comply with the Industrial Site Recovery Act, N.J.S.A. 13:lk-6 et. seq. and the regulations promulgated thereunder ("ISRA"), as well as all other environmental laws now or hereafter enacted and applicable to the premises, are strictly limited to situations and conditions directly resulting from Tenant's, its officers', employees' agents' guests', invitees' and contractors' use of the premises, or their activities at the premises or their storage of materials at the premises (collectively Tenant's Activities) (ISRA and such other laws are collectively referred to as "Environmental Laws"). With regard to Discharges or other conditions requiring Remediation or Remediation Plans with regard to the premises caused by other tenants in the property, prior tenants of the premises or property, or any other person whose actions are not Tenant Activities (referred to collectively as "Third Party Discharges"), if and only if applicable Environmental Laws require Remediation or Remediation Plans for such Third Party Discharges, then all Remediation, Remediation Plans and any other actions imposed under Environmental Laws on Landlord and Tenant shall be the obligation of the Landlord and not the Tenant, but Tenant shall cooperate with Landlord in connection therewith.

      In the event Tenant Activities shall violate any Environmental Law, Tenant shall promptly give Landlord notice of such violation and Tenant shall expeditiously and diligently undertake all necessary actions to fully cure and remedy such violations within the required time periods under the applicable Environmental Law.

      With regard to Tenant Activities which result in a Discharge on the premises, Tenant shall have the following obligations at Tenant's own expense: make all submissions to, provide all information to, and comply with all requirements of, the New Jersey Department of Environmental Protection (the "NJDEP") or such other appropriate governmental agencies charged with the administration of Environmental Laws (hereinafter collectively referred to as the "Agency"). Should the Agency determine that a Remediation plan be prepared and that Remediation or investigation be undertaken because of Tenant Activities which result in a Discharge at the Property, Tenant shall carry out or implement the approved Remediation plans and such other filings and submissions in form and substance reasonably satisfactory to Landlord. In no event shall Tenant's Remediation plans involve the deferral of any remedial action or any engineering or institutional controls, including without limitation, capping, deed notice, deed restrictions or other use restrictions. Notwithstanding provisions of any Environmental Law, in no event shall Tenant's Remediation meet standards any less stringent than (i) those for residential sites or (ii) the most stringent standards applicable for the hazardous substances or wastes at issue without regard to the actual use of the Property.

      If Tenant Activities result in Discharges, Tenant's obligations under this Paragraph shall also arise if there is any closing, termination or transferring of operations or ownership of an industrial establishment at the Demised Premises or any other triggering event under ISRA or other Environmental Law which would necessitate compliance, irrespective of the initiator or cause of such triggering event.

      With regard to Remediation required as a result of Tenant Activities, Tenant shall notify Landlord of all meetings scheduled between Tenant or Tenant's representatives and any Agency, sufficiently in advance of such meeting so Landlord is afforded a reasonable opportunity to attend and Landlord and its representatives shall have the right, without the obligation, to attend and participate in all such meetings. Tenant shall deliver to Landlord, without need for prior request, all environmental documentation concerning Tenant Activities resulting in Discharges or potential Discharges, the environmental condition at the premises or its environs or concerning violations, actual or alleged, of Environmental Laws by Tenant, in the possession or under the control of Tenant, including without limitation all Remediation Plans, affidavits, sampling or testing results, reports regarding correspondence to or from any Agency, correspondence to or from Tenant's environmental consultants and experts, submissions to any Agency, notices of violation or directives from any Agency, and any approvals or disapprovals from any Agency. At no expense to Landlord, Tenant shall promptly provide all information with regard to Tenant Activities resulting in Discharges and conditions resulting therefrom requested by Landlord for preparation of documents necessary to file under ISRA or any other Environmental Law and shall promptly sign affidavits and other such documents when requested by Landlord.

      With regard to Tenant Activities resulting in a Discharge, Tenant shall indemnify, defend and save Landlord harmless from all fines, suits, procedures, claims, losses, damages, penalties, cost, expenses, and actions of any kind, foreseen or unforeseen, including without limitation, legal, engineering and other professional or expert fees incurred by Landlord, arising out of or directly connected with (i) such Discharge at the Property; (ii) Tenant's failure to provide all information, make all submissions and take all actions required under any Environmental Law or by an Agency arising out of Tenant Activities resulting in a Discharge; or (iii) Tenant's action or inaction with regard to Tenant's obligations under this Paragraph. Tenant's failure to abide by the terms of this Paragraph shall be restrainable or enforceable by injunction.

      With regard to Tenant Activities resulting in a Discharge, Tenant shall effectuate and complete full compliance with ISRA and any other applicable Environmental Law, including without limitation any necessary Remediation, subject to the provisions of this Paragraph, prior to the Termination Date of this Lease, and will be liable for damages to Landlord if it fails to do so, which at a minimum shall equal a per diem rental for the period after the end of the term until compliance is completed (unless the premises are rented prior to the completion of such Remediation) at the fair market rental at the end of the term. Provided Tenant has timely notice of such Discharge, Tenant shall commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this Paragraph by no later than the Termination Date. Promptly upon completion of all required Remediation activities, Tenant shall restore the affected areas from any damage or condition caused by the work, including without limitation, closing, pursuant to law, any wells which had been installed. In the event ISRA shall apply to Tenant Activities with regard to occupancy of the Demised Premises and its termination of operations at the Demised Premises, Tenant shall deliver to Landlord a non-qualified approval of Tenant's negative declaration or non-qualified no further action letter on or before the Termination Date.

      Tenant's obligations under this Paragraph shall survive the termination of this Lease.

      31. ENTIRE AGREEMENT. This Lease and any riders that may be attached hereto set forth all the promises, agreements, conditions and understandings between Landlord or its agents and Tenant relative to the demised premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound to the terms of this Lease, have caused this lease to be executed the day and year first above written.

JAZZ PHOTO CORP.                       DENERET ASSOCIATES
                                       LIMITED PARTNERSHIP



By: /s/ [ILLEGIBLE]      PRES          By: /s/ [ILLEGIBLE]
    -------------------------              ------------------------------
Title:                                 Title: G.P.



Attest: /s/ [ILLEGIBLE]                Attest: /s/ [ILLEGIBLE]
        ---------------------                  --------------------------
Title: VP                              Title:
       ----------------------                 ---------------------------


                           OPERATING EXPENSE ADDENDUM

            ATTACHED TO and made a part of the Commercial Lease Agreement made the 28th day of Feb., 1997, by and between Deneret Associates Limited Partnership (hereafter called "Landlord") and Jazz Photo Corp. (hereafter called "Tenant").

            1. PAYMENT. Tenant shall pay to Landlord an Operating Expense Allowance initially set at of Thirty Four Thousand Six Hundred Fifty and 00/XX Dollars ($34,650.00) per year in equal monthly installments of Two Thousand Eight Hundred Eighty-Seven and 50/XX Dollars ($2,887.50) payable on the first day of each month. If the term of this Lease commences other than on the first day of a calendar month, then the Operating Expense Allowance for the first calendar month of the term of this Lease shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon the execution of this Lease shall include the portion due for the first partial month as well as the succeeding month.

            If Landlord's Operating Expenses for any Operating Year shall be greater than the total Operating Expenses Allowance for such year, Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the difference (hereinafter referred to as the "Operating Expense Adjustment".) If Tenant occupies the demised premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the demised premises.

            Such Operating Expenses Adjustment shall be paid in the following manner. Within one hundred twenty days (120) following the end of the first and each succeeding Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement setting forth (a) the Operating Expense for the preceding Operating Year,

(b) the Operating Expense Allowance; and (c) Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as additional rent the Operating Expense Adjustment for such Operating Year. If for any year the Operating Expenses, Operating Expense Allowance and/or the Operating Expense Adjustment are recalculated with regard to the calculation of additional rent or other payments to be made by any tenant so as to reduce the payments which would otherwise be made by such tenant then Tenant's Operating Expense payment for that period shall be similarly recalculated and reduced.

            Commencing with the first month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the proceeding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

            As used in this Addendum, the following words and terms shall be defined as hereinafter set forth:

            A. "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the term of the Lease.

            B. "Operating Expense Allowance" shall mean and equal the monthly amount hereinabove set forth.

            C. "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expenses Allowance; and
(iii) the Tenant's Operating Expense Adjustment for such Operating Year or portion thereof. The Operating Expense Statement for each Operating Year shall be available for inspection by Tenant at Landlord's office during normal business hours.

            D. "Operating Expense" shall mean the following expenses incurred by the Landlord in connection with the operation, repair and maintenance of the demised premises, the building of which it is a part and the land on which it is located: (i) Real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments amortized over the life of the improvements, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation not involving capital improvements, taxes on the rentals of the building in which the demised premises are located or the use, occupancy or renting of space therein but not income taxes; (ii) premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the building of which the demised premises are a part as a result of fire or other damage to such building and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be reasonably required by Landlord or the holder of any mortgage; (iii) water and sewer connection and service charges, electricity and utility charges not separately metered to tenants in the building of which the demised premises are a part except that each tenant shall be metered except for incidental use of water and sewage; (iv) all maintenance and repair costs but not the costs of improvements to all areas of the building in which the demised premises are located, including, but not limited to repairs and replacements of supplies and equipment, snow and trash removal and paving, lawn and general grounds upkeep, maintenance and repair of all mechanical equipment such as HVAC, electrical, plumbing and sprinkler equipment, and the costs of all labor, materials and supplies incidental thereto; (v) wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord (but not including part time central office employees) rendered in connection with the operation and maintenance of the building and/or land within which the demised premises are located, including, without limitation, payments made directly to or through independent contractors for performance of such services or for servicing or maintenance contracts; (vii) management fees payable to any unaffiliated managing agent for the demised premises; (viii) any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the demised premises and the building or land within which they are located which are properly expensed in accordance with generally accepted accounting principles consistently applied in the operation, maintenance and repair of a building operated as a warehouse distribution facility.

            The term "Operating Expense" shall not include depreciation on the building or equipment therein, interest, net income, franchise or capital stock taxes payable by Landlord, executive salaries, real estate broker's commissions or the cost of service provided especially for any particular tenant and not uniformly available to all tenants within the building of which the demised premises are a part nor shall it include upgrade in services on facilities.

            E. "Tenant's Proportionate Share" is equivalent to a fraction, the numerator of which shall be the square feet of floor area of the demised premises and the denominator of which shall be the square feet of all leasable floor area in the building of which the demised premises are a part. Landlord reserves the right to determine if Tenant's usage of water, sewer, other common utility, or trash removal exceeds Tenant's pro-rata share, and assess additional operating expenses accordingly.

            2. FINAL YEAR OF LEASE TERM. During the calendar year in which the term of this Lease ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "Final Period") beginning on the first day of the final Operating Year of the term or, if later, the date of the immediately preceding Operating Expense Adjustment and ending on the final day of the term of this Lease. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the term of this Lease, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to Section 1 above during the general period. If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation of same, and within fifteen (15) days after Tenant's receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment occasioned by Tenant's payment of the aforesaid estimate.

                                   ADDENDUM B

1.    Rental Rate.

For the second 12 month period of this lease term commencing April 1, 1998 the rental shall be One Hundred Twenty-One Thousand Two Hundred Seventy-Five and 00/XX Dollars, ($121,275.00).

For the third 12 month period of this lease term commencing April 1, 1999 the rental shall be One Hundred Thirty-Two Thousand Eight Hundred Twenty-Five and 00/XX Dollars, ($132,825.00).

For the fourth 12 month period of this lease term commencing April 1, 2000 the rental shall be One Hundred Thirty-Five Thousand One Hundred Thirty-Five and 00/XX Dollars, ($135,135.00).

For the fifth 12 month period of this lease term commencing April 1, 2001 the rental shall be One Hundred Thirty-Seven Thousand Four Hundred Forty-Five and 00/XX Dollars, ($137,445.00).

2. Tenant Improvements. Landlord agrees to make the following improvements to the demised premises all to be done in a workmanlike manner prior to Tenant taking possessions:

      a. Paint and carpet the office space.
      b.
      c. Construct a stairway and doorway by the loading docks.
      d. Remove or raise some of the dropped lights.
      e. Install a demising wall.
         See Attached

3. Option to Renew.

Tenant shall have the right to extend the Lease term for one additional term of five (5) years which if exercised would commence immediately following the expiration of the initial Lease term. Tenant may exercise said option by giving Landlord written notice of its intention to exercise no later than six (6) months prior to the end of the then current Lease term. All provisions of the Lease shall remain in full force and effect, except the rental rate shall be adjusted as follows.

On the first day of the extended Lease term in 2001, and thereafter as of the first day of each successive Lease year of the extended Lease term, the rent shall be adjusted by any change in the Index now known as the United States Bureau of Labor Statistics, Consumer Price Index, for All Urban Consumers, All Items for Allentown, PA SMSA (1982/84=100), hereafter referred to as the Index. Such adjustment shall be accomplished by multiplying the aforementioned basic monthly rental by a fraction, the numerator of which shall be the most recently published monthly Index preceding the first day of the Lease year for which adjustment is made, the denominator of which fraction shall be the corresponding monthly index for the month of March 1996. If such Index shall be discontinued the parties agree to substitute with a successor or comparable successor Index and a comparable formula. Lease year shall be defined as each successive twelve
(12) month period during the term
of this Lease, as extended, beginning with the Term Commencement Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed the day and year first above written.

JAZZ PHOTO CORP.                       DENERET ASSOCIATES
                                       LIMITED PARTNERSHIP



By: /s/ [ILLEGIBLE]  PRES              By: /s/ [ILLEGIBLE]
    ---------------------------            ---------------------------------
Title:                                 Title: General Partner



Attest: /s/ [ILLEGIBLE]                Attest: /s/ [ILLEGIBLE]
        -----------------------                -----------------------------
Title:  VP                             Title: Secretary
        -----------------------               ------------------------------

[LOGO]  JAZZ PHOTO CORP
--------------------------------------------------------------------------------

1459 PINEWOOD STREET, RAHWAY, NEW JERSEY 07065 USA
TEL: (908) 499-7945 -- FAX: (908) 499-7348


TO:    BERNIE ZIMMEL

FROM:  JEFF BURKARD

DATE:  FEBRUARY 14, 1997

RE:    BUILDING AT 600 BLAIR ROAD, CARTERET, NEW JERSEY


      Please have the landlord agree to the following improvements.

      A) Paint and carpet the offices.

      B) Construct a stairway and doorway by the loading dock.

      C) Remove all dropped florescent lights.

      D) Install demising wall separating warehouse.

      E) Install a door between offices #6 & #7.

      F) Construct a 16' by 16' warehouse area by loading docks. Office to include: linoleum floor, dropped ceiling, 2 doors, 3 windows(2 fixed, 1 sliding). and electric outlets to code.

      See attached drawing.

Thank you,


Jeff